Exhibit 10.10

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”), dated as of [●], 2021, is by and among (i) Grandview Capital Acquisition Corp., a Delaware corporation (the “SPAC”), (ii) Grandview Capital Acquisition LLC, a Delaware limited liability company (the “Sponsor”), and (iii) the purchaser signatory (or signatories) hereto (each, an “Investor”). For the avoidance of doubt, the rights and obligations of each Investor under this Agreement shall be several, and not joint.

WHEREAS, in connection with the initial public offering (the “IPO”) of units of the SPAC, each unit consisting of one share of Class A common stock of the SPAC, par value $0.0001 per share (the “Class A Common Stock”) and one-half of one warrant (the “Units”), such Investor, together with its affiliates, have expressed an interest in acquiring up to an aggregate of 2,970,000 Units in the IPO, but not to exceed 9.9% of the Units offered in the IPO (exclusive of any Units that may be issued pursuant to the SPAC’s underwriters’ exercise of an over-allotment option) (the “IPO Indication”), at a price of $10.00 per Unit.

WHEREAS, the parties wish to enter into this Agreement pursuant to which such Investor will purchase from the Sponsor shares of Class B common stock, par value $0.0001 per share, of the SPAC (the “Founder Shares”) for the same value paid by the Sponsor, or approximately $0.002 per share as set forth in Schedule A hereto.

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1. Sale and Purchase.

(a)	In connection with the IPO Indication, and subject to the satisfaction of the conditions set forth in Section 1(b), the Sponsor hereby agrees to sell to such Investor the number of Founder Shares specified in Schedule A of this Agreement (not to exceed 187,500 Founder Shares) (such shares, the “Transferred Shares”) for the aggregate purchase price set forth in Schedule A hereto ($0.002 per share) (the “Transfer Price”) on the date of the closing of the IPO, and such Investor hereby agrees to purchase the Transferred Shares (the “Transfer”). Concurrently with the Transfer, in consideration for the transfer of the Transferred Shares, such Investor shall pay the Transfer Price to the Sponsor in immediately available funds.

(b)	Subject to (i) the fulfillment by such Investor or its affiliates (but only to the extent actually allocated to such Investor or its affiliates by the underwriters) of the IPO Indication (which fulfillment shall consist of the acquisition of 100% of the Units of the SPAC allocated to such Investor by the underwriters in the IPO, but which number of allocated and acquired Units shall not under any circumstances be greater than 9.9% of the Units offered in the IPO (exclusive of any units that may be issued pursuant to the SPAC’s underwriters’ exercise of an over-allotment option)) and (ii) such Investor’s payment of the Transfer Price as contemplated by Section 1(a) of this Agreement, the Transfer shall occur and be effective upon the closing of the IPO, automatically and without any action of any other party hereto. For the avoidance of doubt, (i) subject to the foregoing contingency that if the IPO Indication is not fulfilled (other than as a result of the underwriters allocating less than the IPO Indication to Investor), then such Investor shall not receive the Transferred Shares, Investor and its affiliates shall have no obligation to buy units in the IPO, and the failure to do so shall not constitute a breach of this Agreement, and (ii) neither the Transfer Price nor the number of Transferred Shares shall be adjusted should the SPAC’s underwriters allocate less than 9.9% of the Units offered in the IPO to such Investor or its affiliates (as applicable).

(c)

Notwithstanding anything to the contrary herein, the number of Transferred Shares shall not be subject to cut-back, reduction, mandatory repurchase, redemption, earn-out, additional lockup, reduced rights, forfeiture, or any other restrictions for any reason, including without limitation (i) transfer of the Founder Shares to any person, (ii) downsizing of the SPAC’s IPO, (iii) failure of the underwriters to exercise their over-allotment option in connection with the SPAC’s IPO, (iv) concessions or “earn-out” triggers in connection with the negotiation of a Business Combination (defined below), (v) or any other modification, without such Investor’s prior written consent. Such Investor, together with its affiliates, shall not be required to participate in an overallotment exercise or purchase more than 2,970,000 units in the IPO; provided, however, that if such Investor, together with its affiliates, does participate in an overallotment exercise or purchase more than 2,970,000 units in the IPO, such Investor, together with its affiliates, shall be given the opportunity to purchase additional Transferred Shares in an amount that is proportional to any increase above 2,970,000 units at $0.002 per additional Transferred Share.

(d)

The obligations of such Investor hereunder are subject to there being no material change in structure, terms and conditions in the capital structure of the SPAC from that set forth in the Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission on [●], 2021 (the “Registration Statement”).

(e)	The SPAC shall register such Investor as the owner of the Transferred Shares with the SPAC’s transfer agent by book-entry on or promptly after the date of the closing of the IPO, provided that such Investor provides any and all information the transfer agent reasonably and customarily requires to record such ownership (such Investor will be recorded as the owner of the Transferred Shares immediately following the closing of the IPO on the SPAC’s books and records with the SPAC’s transfer agent).

Section 2. Representations and Warranties of the SPAC. The SPAC hereby represents and warrants to such Investor, as follows:

(a)	The SPAC is duly organized and in good standing (to the extent applicable) under its jurisdiction of organization and has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)	This Agreement has been duly and validly executed and delivered by the SPAC and constitutes a legal, valid and binding obligation of the SPAC enforceable against the SPAC in accordance with its terms.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not conflict with, or result in any violation of or default under, (i) the certificate of incorporation (as may be amended from time to time) or bylaws of the SPAC, (ii) any agreement, indenture or instrument to which the SPAC is a party or by which the Transferred Shares are bound, or (iii) any law, statute, rule or regulation to which the SPAC is or the Transferred Shares are subject, or any agreement, order, judgment or decree to which the SPAC is or the Transferred Shares are subject.

(d)	There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the SPAC, threatened against or affecting the SPAC or to the SPAC’s knowledge, any of the SPAC’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(e)	None of the information conveyed to such Investor in connection with the transactions contemplated by this Agreement will constitute material non-public information of the SPAC upon the effectiveness of the SPAC’s current Registration Statement, as amended.

(f)	The Transferred Shares upon issuance have been, or will be, duly and validly authorized, and on the date of issuance, the Founder Shares will be duly and validly issued, fully paid and non-assessable and free of all preemptive or similar rights, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by such Investor.

(g)	The Transferred Shares are not convertible into or exchangeable for, either at the election of the holder or otherwise, shares of Class A Common Stock at any time prior to completion of a Business Combination.

Section 3. Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to such Investor, as follows:

(a)	The Sponsor is duly organized and in good standing (to the extent applicable) under its jurisdiction of organization and has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)	This Agreement has been duly and validly executed and delivered by the Sponsor and constitutes a legal, valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not conflict with, or result in any violation of or default (i) the operating agreement of the Sponsor, (ii) any agreement, indenture or instrument to which the Sponsor is a party or by which the Transferred Shares are bound or (iii) any law, statute, rule or regulation to which the Sponsor is or the Transferred Shares are subject, or any agreement, order, judgment or decree to which the Sponsor is or the Transferred Shares are subject.

(d)

No other person or entity acquiring Founder Shares at or about the time of the IPO shall have rights superior to, or more favorable to such person or entity than, the rights afforded to such Investor in this Agreement (any such more favorable rights, “Superior Rights”), provided that such Investor acknowledges that Founder Shares have been offered to the Sponsor, executive officers, advisors, directors and director nominees of the SPAC in connection with their service and the Sponsor expressly reserves the right to issue membership interests in the Sponsor’s sole discretion. For the avoidance of doubt, any higher ratio for any such other person or entity of the right to receive Founder Shares to its IPO indication than such ratio for such Investor as set forth in this Agreement shall be considered Superior Rights. If any other person or entity is afforded Superior Rights, the SPAC or the Sponsor (as applicable) shall immediately so inform such Investor and disclose to such Investor the terms thereof and such Investor shall have the right to elect to have those Superior Rights, in which case the parties shall promptly amend this Agreement to effect the same.

(e)

The Sponsor is the record and beneficial owner of the Transferred Shares. Except as described in this Agreement or in the Registration Statement, there is no agreement, arrangement or understanding with any other person regarding the sale or transfer of any Transferred Shares, and there exist no liens, pledges, security interests, claims, options, proxies, voting agreements, charges or encumbrances of any kind affecting the Transferred Shares, other than any restrictions on transfer that may be imposed by any applicable statute, law, ordinance, regulation, rule, code, order, common law, judgment, decree, other requirement or rule of law (“Applicable Law”) of any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasigovernmental authority, or any arbitrator, court or tribunal of competent jurisdiction (a “Governmental Authority”). Upon transfer of the Transferred Shares to such Investor at the closing of the IPO against payment of the Transfer Price, such Investor will acquire ownership of the Transferred Shares, free and clear of all liens, pledges, security interests, claims, options, proxies, voting agreements, charges or encumbrances of any kind affecting the Transferred Shares, other than any restrictions on transfer that may be imposed by Applicable Law.

(f) (g)

No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Sponsor in connection with the transactions contemplated by this Agreement, other than such state Blue Sky and FINRA consents and approvals as may be required in connection with the transactions contemplated hereby.

There are no pending, or to the knowledge of the Sponsor, threatened, actions, which if determined adversely, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Sponsor to enter into and perform its obligations under this Agreement.

Section 4. Representations and Warranties of such Investor. Such Investor hereby represents and warrants, with respect only to such Investor, to the SPAC and the Sponsor, as follows:

(a)	Such Investor is duly organized and in good standing (to the extent applicable) under its jurisdiction of organization and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)	This Agreement has been duly and validly executed and delivered by each Investor and constitutes a legal, valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms.

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which such Investor is a party or by which such Investor is bound, or any decree, order, statute, rule or regulation applicable to such Investor.

(d)	Such Investor is an “accredited investor” as that term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or a “qualified institutional buyer” as that term is defined in Rule 144A promulgated under the Securities Act.

Section 5. Additional Agreements and Acknowledgements of such Investor.

(a)	Such Investor agrees solely with the SPAC that, without the written consent of the SPAC, such Investor shall not transfer, assign or sell any Transferred Shares or the Class A Common Stock, issuable upon conversion of the Transferred Shares held by it, until the earlier of (i) one year after the date the SPAC consummates a Business Combination (as defined below) and (ii) the earlier to occur of, subsequent to a Business Combination, (A) the first date on which the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share of stock (as adjusted for stock sub-divisions, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the consummation a Business Combination and (B) the date on which the SPAC consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the SPAC’s stockholders having the right to exchange their Class A Common Stock for cash, securities or other property. For the avoidance of doubt, (i) this Section 5(a) shall not restrict such Investor from transferring, assigning or selling any Class A Common Stock, Units or other securities of the SPAC acquired in the IPO or in the open market, other private transactions (except for Class A Common Stock which was converted from Transferred Shares), and any warrants or shares of common stock of the post Business Combination SPAC (including shares issuable upon the exercise of such warrants) acquired in the open market; (ii) such Investor shall be not be subject to any other agreements or understandings by virtue of the transactions contemplated herein (including, but not limited to, any shareholder agreements or similar agreements); and (iii) this Section 5(a) shall not restrict Investor from transferring the Transferred Shares, and the Class A Common Stock issuable upon conversion of the Transferred Shares, to an affiliate of the Investor. For the avoidance of doubt, the foregoing agreement limiting the right of such Investor to transfer, sell or assign its Class A Common Stock shall only be between such Investor and the SPAC.

(b)	Such Investor acknowledges that the SPAC was formed for the purpose of effecting a merger, amalgamation, stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”). Such Investor agrees with the SPAC that if the SPAC seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, such Investor shall vote all Founder Shares in favor of such proposed Business Combination. Notwithstanding the foregoing and for the avoidance of doubt, (i) nothing shall prevent such Investor (or its affiliates) from disposing of or redeeming any public Units, Class A Common Stock or warrants of the SPAC it acquires pursuant to the IPO in accordance with the terms and conditions applicable to the public Units, Class A Common Stock and warrants and the IPO set out in the SPAC’s Registration Statement, (ii) nothing shall prevent such Investor (or its affiliates) from acquiring in the open market following the IPO, and then disposing of or redeeming (as applicable), public Units, Class A Common Stock, warrants or other securities of the SPAC, and (iii) such Investor shall not be obligated to vote any public Units or Class A Common Stock that it holds in favor of a proposed Business Combination. For the avoidance of doubt, the foregoing agreement that such Investor vote all Founder Shares in favor of such proposed Business Combination shall only be between such Investor and the SPAC.

(c)	Such Investor acknowledges that it is aware the SPAC will establish a trust account (the “Trust Account”) for the benefit of its public stockholders upon the closing of the IPO. Such Investor agrees that, solely with respect to the Transferred Shares, it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the SPAC as a result of any liquidation of the SPAC. For the avoidance of doubt, this Section 5(c) shall not limit any right, title, interest or claim of such Investor in or to the monies held in the Trust Account with respect to Class A Common Stock acquired by such Investor in the IPO or in the open market in accordance with the terms and conditions applicable to the Class A Common Stock described in the Registration Statement.

(d)	In connection with the IPO, the SPAC shall enter into a registration rights agreement (the “Registration Rights Agreement”) with the Sponsor, such Investor and certain other parties thereto in the form filed as an exhibit to the SPAC’s Registration Statement. The Registration Rights Agreement shall provide such Investor with registration rights with respect to the Transferred Shares that are no less favorable to such Investor than the registration rights of the Sponsor set forth therein. The SPAC shall use commercially reasonable efforts to register the Class A Common Stock issued upon conversion of the Transferred Shares within 150 days after consummation of an Initial Business Combination.

(e)	Notwithstanding any other provision in this Agreement, nothing in this Agreement shall operate as a waiver of any rights held by such Investor in respect of securities of the SPAC other than with respect to the Transferred Shares and Class A Common Stock issued upon conversion of the Transferred Shares, including, for the avoidance of doubt, any redemption rights or other claims such Investor may have against the Trust Account in respect of any other units or shares of Class A Common Stock such Investor purchases in the IPO or may later purchase in any transaction. For the units and Class A Common Stock underlying the units that such Investor purchases in the SPAC’s IPO, such Investor will have the same rights with respect to those units and underlying Class A Common Stock as the rights afforded to the SPAC’s other public stockholders purchasing units and underlying Class A Common Stock in the IPO.

Section 6. No Use of Name. Each of the Sponsor and the SPAC hereby agrees not to use or disclose (orally or in writing or by any other means) the name or identity of such Investor or any of its affiliates that purchase Units in the IPO (or any other related identifying information), nor identify such Investor or any of its affiliates as an investor in the SPAC (including, without limitation, to any potential investors in the Sponsor or the SPAC or any potential SPAC acquisition target), in each case without the consent of such Investor.

Section 7. Termination.

(a) (b)

If, notwithstanding the foregoing Section 6, the SEC requests or requires disclosure of such Investor’s name or the name of any of such Investor’s affiliates (or any other related identifying information), then (i) the SPAC or the Sponsor (as applicable) shall immediately so inform such Investor, and (ii) such Investor shall have the right to terminate this Agreement, and upon such termination, the rights and obligations hereunder shall be of no further force or effect.

If the SPAC’s IPO has not closed within fifty (50) days of the date of this Agreement, such Investor shall have the right to terminate this Agreement, and upon such termination, the rights and obligations hereunder shall be of no further force or effect.

Section 8. Miscellaneous.

(a)

Such Investor shall not receive any material, non-public information regarding the SPAC provided by the Sponsor, the SPAC, or any of its officers, directors, employees, or agents, without the prior express written consent by such Investor.

(b)

Any notice or communication under this Agreement shall be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) recognized courier or overnight delivery service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile, if to the Sponsor, to:

Grandview Capital Acquisition LLC,

250 Park Avenue, 7th floor

New York, NY 10177

Attn: Torrey Rossetter

Email: trosseter@grandviewcp.com;

if to the SPAC, to:

Grandview Capital Acquisition Corp.

250 Park Avenue, 7th floor

New York, NY 10177

Attn: Torrey Rossetter

Email: trossetter@grandviewcp.com

and, if to such Investor, at such Investor’s address or contact information as set forth on the signature page attached hereto.

Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or another recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three (3) days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the party has provided to receive notice; and (b) if by any other form of electronic transmission, when directed to such party.

(c)	This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. With respect to any suit, action or proceeding relating to the transactions contemplated hereby, the undersigned irrevocably submit to the jurisdiction of the United States District Court or, if such court does not have jurisdiction, the New York state courts located in the Borough of Manhattan, State of New York, which submission shall be exclusive.

(d)	This Agreement may not be amended, modified or waived without the written consent of the parties hereto.

(e)	The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties; provided, for the avoidance of doubt, that the purchase by such Investor’s affiliates in the IPO shall satisfy the condition precedent to closing set forth in Section 1(b)(i) hereof.

(f)	From time to time, at the reasonable request of any of the other parties hereto, each party hereto shall execute and deliver such additional reasonable and customary documents and instruments and take such further lawful action as may be reasonably necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(g)	Any term or provision of this Agreement which is deemed by a court of competent jurisdiction invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Agreement.

(h)	This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Any signature page delivered by a facsimile machine or electronic mail shall be binding to the same extent as an original signature page.

(i)	All of the representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement. Additionally, all provisions herein which by their terms must reasonably be understood to survive the consummation of the transactions contemplated by this Agreement to be given their intended effect shall survive the consummation of the transactions contemplated by this Agreement.

(j)	Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the SPAC, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement; provided, for the avoidance of doubt, that any and all such disclosures shall remain subject to the terms hereof, including Section 6 (No Use of Name). Notwithstanding the foregoing, such Investor shall be permitted to disclose any information to its affiliates and its and their respective directors, officers, members, partners, managers, employees, advisors, director or indirect owners, agents and representatives, in each case so long as such person or entity has been advised of the confidentiality obligations hereunder; provided that such Investor shall be liable for any breach of such confidentiality obligations by any such person or entity.

(k)	The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement is not performed in accordance with the terms hereof, and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law, in equity, or otherwise. Notwithstanding the foregoing and for the avoidance of doubt, the parties hereto acknowledge that in the event the Investor or its affiliates do not satisfy the conditions set forth in Section 1(b), the Sponsor and the Company’s only remedy with respect thereto shall be the forfeiture of the Investor’s Founder Shares.

(l)	This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

(m)	This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

* * * * *

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

INVESTOR:

[●]

By:
Name:	[●]
Title:	[●]

Address:

Phone:

Email:

SPAC:

Grandview Capital Acquisition Corp.

By:
Name:	Torrey Rossetter
Title:	Chief Executive Officer

SPONSOR:
Grandview Capital Acquisition LLC

By:
Name:	Torrey Rossetter
Title:	Managing Member

[Signature Page to Investment Agreement]

SCHEDULE A

INVESTOR(S)

Investor	Number of Transferred Shares	Transfer Price	IPO Indication